UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 2, 2018

PATRIOT NATIONAL BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Connecticut	000-29599	06-1559137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 Bedford Street, Stamford, Connecticut 06901

(Address of Principal Executive Offices) (Zip Code)

(203) 324-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01  Entry into a Material definitive Agreement

On February 2, 2018, Patriot National Bancorp, Inc. (the “Company”) and Hana Small Business Lending, Inc. (“Hana SBL”), a wholly-owned subsidiary of Hana Financial, Inc., entered into a definitive purchase agreement (“Purchase Agreement”), pursuant to which the Company’s wholly-owned subsidiary, Patriot Bank, N.A. (“Patriot”), will acquire Hana SBL’s Small Business Administration (“SBA”) lending business.

The transaction includes the purchase of approximately $120 million of SBA 7(a) loans and servicing rights relating to a pool of $370 million in loans, and the assumption of two loan securitization vehicles, currently rated AA+ (Hana SBL Loan Trust 2014) and A- (Hana SBL Loan Trust 2016) by Standard and Poor’s. Total cash consideration for the transaction is approximately $83 million and the assumption of approximately $41 million of liabilities. The transaction is subject to the satisfactory completion of certain due diligence requirements, purchase price adjustments at closing, and the receipt of required governmental and regulatory approvals.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure

On February 6, 2018, the Company issued a press release, attached hereto as Exhibit 99.1, regarding Patriot’s entry into the Purchase Agreement with Hana SBL.

The information contained herein and the exhibit attached herewith shall be deemed furnished and not filed.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Patriot National Bancorp, Inc., dated February 6, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

Date: February 6, 2018	By:	/s/ Richard Muskus
Name: Richard Muskus
Title: President